As filed with the Securities and Exchange Commission on December 24, 1998

                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           --------------------------

                       AMERICAN BIOGENETIC SCIENCES, INC.
             (Exact Name of Registrant as Specified In Its Charter)

             Delaware                            11-2655906
    (State or Other Jurisdiction of              (I.R.S. Employer
    Incorporation or Organization)               Identification Number)

                      1375 Akron Street, Copiague, NY 11726
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)
                           --------------------------

                             RICHARD A. RUBIN, ESQ.
                       PARKER CHAPIN FLATTAU & KLIMPL, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                                 (212) 704-6000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                           --------------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE


                                                           Proposed              Proposed
                                                           Maximum                Maximum             Amount of
        Title of Each Class              Amount to be      Offering Price     Aggregate Offering      Registration
  of Securities to be Registered         Registered        per Share (1)         Price                 Fee
------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par
value per share....................      10,800,000       $0.85937              $9,281,196           $2,580.17
Total Registration Fee...............................................................................$2,580.17


(1) Represents the shares of Class A Common Stock being registered for resale by the Selling Stockholders. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the bid and asked price on the Nasdaq National Market on December 21, 1998.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any State where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 24, 1998

PROSPECTUS
----------
                                10,800,000 Shares

                       American Biogenetic Sciences, Inc.

                              Class A Common Stock
                               -------------------

         The stockholders of American Biogenetic Sciences, Inc. listed on page 15 of this Prospectus are offering for sale 10,800,000 Shares of Class A Common Stock of the Company under this Prospectus. This Prospectus may also be used by those to whom such Selling Stockholders may pledge, donate or transfer their Shares and their other successors in interest. We issued all of the Shares to the Selling Stockholders in a private placement transaction in October 1998.

         The Selling Stockholders may offer their Shares through public or private transactions, at prevailing market prices, or at privately negotiated prices. See "Plan of Distribution" on page 17.

         The Selling Stockholders will receive all of the net proceeds from the sale of the Shares. Accordingly, we will not receive any proceeds from the resale of the Shares. We have agreed to bear the expenses incident to the registration of the Shares, other than selling discounts and commissions.

         Our Class A Common Stock is currently quoted on the Nasdaq National Market under the symbol "MABXA." On December 23, 1998, the closing price of a share of our Class A Common Stock on the Nasdaq National Market was $.78125. Because the market price of a share of Class A Common Stock has been below $1.00 and certain other factors, we cannot assure you that our Class A Common Stock will continue to be quoted on Nasdaq. See "Risk Factors - No Assurance of Continued Nasdaq Listing," on page 5.

                            ------------------------


This investment involves a high degree of risk. You should carefully consider the factors described under the caption "risk factors" beginning on page 5 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ----------------------

                   The date of this Prospectus is ______, 1999

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC's Website at "http://www.sec.gov."

         We have filed with the SEC a registration statement on Form S-3 to register the Shares being offered. This Prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our Class A Common Stock, you should refer to the registration statement and to the exhibits and schedules filed as part of that registration statement, as well as the documents we have incorporated by reference which are discussed below. You can review and copy the registration statement, its exhibits and schedules, as well as the documents we have incorporated by reference, at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, are also available on the SEC's web site.

         This Prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement or incorporated in the registration statement by reference.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (File No. 0-19041) until all of the Shares are sold:

          o Annual Report on Form 10-K for the year ended December 31, 1997;

          o Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 (and amendments thereto), June 30, 1998 and September 30, 1998;

          o Current Reports on Form 8-K dated (date of earliest event reported) April 27, 1998 (as filed on April 28, 1998) and May 20, 1998 (as filed on June 3, 1998); and

          o The description of our Class A Common Stock contained in the Registration Statement on Form 8-A filed on February 26, 1991, including all amendments or reports filed for the purpose of updating such description.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                                            Chief Financial Officer.
                                            American Biogenetic Sciences, Inc.
                                            1375 Akron Street
                                            Copiague, New York 11726
                                            (516) 789-2600

                               PROSPECTUS SUMMARY

     This summary highlights some information from this Prospectus. It may not contain all of the information important to you. To understand this offering fully and get a better understanding of our business and operations, you should read the entire Prospectus carefully, including the risk factors, and the documents we have incorporated by reference in the section "Where You Can Find More Information About Us."

     Please note that references in this Prospectus to "we," "our" or "us" refer to American Biogenetic Sciences, Inc. and our subsidiary, Stellar Bio Systems, Inc., not to the Selling Stockholders.

                                   The Company

         We are engaged in researching, developing and marketing cardiovascular and neurobiology products for commercial development. Product sales began during the last quarter of 1997.

         Certain of our products are designed to be used for in vivo, while others are designed for in vitro, diagnostic procedures. In vivo diagnostic procedures are those in which certain cells or organisms are injected directly into the body or bloodstream to assess a particular reaction of the living cells. During in vitro procedures, blood or tissue is extracted from the body and the diagnostic tests are performed in a test tube or other laboratory equipment.

         Our products include:

         o Thrombus Precursor Protein (TpP(TM)) test. This is an in vitro diagnostic test used to assess the risk of active thrombosis (blood clots) in the veins or arteries. This test is also used to monitor the performance of anticoagulent (anti-clotting) therapy or drugs used in the prevention of blood clots.

         o Functional Intact Fibrinogen (FiF(TM)) test. This is an in vitro diagnostic test which measures the levels of fibrinogen in blood. Fibrinogen is a protein used in the blood-clotting process.

          These tests assist doctors in diagnosing and treating blood clots lodged deeply in the legs (known as DVT- deep vein thrombosis) and blood clots in the lungs (known as PE - pulmonary embolisms). Deep vein thrombosis can move to the lungs and cause pulmonary embolisms, which can be fatal. Thrombosis is also associated with many other medical conditions, such as heart attacks, strokes and complicated pregnancies. The Company is pursuing the application of its tests in these areas with additional clinical testing.

          We have also developed patented monoclonal antibodies called MH1 and 45J which we use in our TpP(TM) test. The 45J monoclonal antibody is also used in our FIF(TM) test. Antibodies are produced in response to substances which are recognized as foreign by the host. Our antibodies MH1 and 45J were developed using our patented antigen-free mouse colony. We are evaluating the use of MH1 as an in vivo imaging agent. In this process, a radioisotope is attached to MH1 which emits a signal enabling instruments to detect where a thrombolytic (blood clot) event has occurred within the body. We have completed the United States Food and Drug Administration's Phase I/II studies for the use of the MH1 with a radioisotope as an imaging agent. We must still complete the FDA's Phase II and Phase III studies.

         Our products require approval from the FDA prior to marketing in the United States. Some in vitro diagnostic products are eligible for an accelerated FDA application process in accordance with Section 510(k) of the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act as a product "substantially equivalent" to another product in commercial distribution in the United States before May 28, 1976. To date, we have received Section 510(k) Pre-Market Clearance from the FDA for our TpP(TM) and FiF(TM) tests. In November 1997, we commenced marketing efforts for the TpP(TM) and FiF(TM) tests.

         On April 23, 1998, we purchased all of the issued and outstanding shares of common stock of Stellar Bio Systems, Inc., a manufacturer and distributor of in vitro diagnostic products and research reagents used in the biotechnology industry. Stellar's in vitro diagnostic products focus on the infectious disease and auto-immune disease markets. Stellar markets a complete line of products to determine the immune status of numerous human herpes viruses. In addition, auto-immune diseases, such as lupus, are detected using Stellar's products. Stellar is also the largest domestic provider of normal mouse serum, which is used as a test component by major in vitro diagnostic product manufacturers for a variety of purposes.

         Our company was incorporated in Delaware in September 1983. Our principal executive offices are located at 1375 Akron Street, Copiague, New York 11726, and our telephone number at that address is (516) 789-2600.

                                  The Offering


Class A Common Stock being offered by
         the Selling Stockholders........  10,800,000 Shares

Class A Common Stock outstanding after
         this offering...................  35,559,556 Shares

Nasdaq/NMS Symbol........................  MABXA

Use of Proceeds..........................  The Selling Stockholders will receive all net proceeds from the sale of the
                                           Shares.   Accordingly,  we  will  not
                                           receive any proceeds  from the resale
                                           of the Shares.

                                           We  received  $2,700,000  in proceeds
                                           from  our sale of the  Shares  to the
                                           Selling  Stockholders.  We used  such
                                           funds,  together  with other funds in
                                           our  treasury,   to  repurchase   the
                                           remaining 5%  Convertible  Debentures
                                           and outstanding  Warrants issued in a
                                           private placement in May 1998.

                                           We  have  agreed  to  bear  customary
                                           expenses incident to the registration
                                           of the Shares for the  benefit of the
                                           Selling   Stockholders,   other  than
                                           discounts and commissions.

Risk Factors.............................  The securities offered hereby involve a high  degree  of risk.  You  should
                                           carefully    consider   the   factors
                                           described  under  the  caption  "risk
                                           factors."

                                  RISK FACTORS

         Before you buy shares of our Class A Common Stock, you should be aware that there are various risks associated with such purchase, including those described below. You should consider carefully these risk factors, together with all of the other information in this Prospectus, and the documents we have incorporated by reference in the section "Where You Can Find More Information About Us" before you decide to purchase shares of our Class A Common Stock.

         Some of the information in this Prospectus and in the documents we have incorporated by reference, may contain forward-looking statements. Such statements can be generally identified by the use of forward-looking words such as "may," "will," "expect," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. These statements discuss future expectations, or state other "forward-looking" information. When considering such statements, you should keep in mind the risk factors and other cautionary statements in this Prospectus. The risk factors noted in this section and other factors noted in this Prospectus could cause our actual results to differ materially from those contained in any forward-looking statements.

Development Stage Company.

         The Company remains in the development stage. We have not generated significant revenues from product sales from our inception through September 30, 1998 and have incurred losses every year since our formation in 1983. Through September 30, 1998, we have received an aggregate of $1,302,000 in licensing fees, royalties and under collaborative agreements. Sales of the TpP(TM) and FIF(TM) tests, which commenced during the fourth quarter of 1997, and sales of Stellar's products since its acquisition on April 23, 1998, have totaled $1,003,000 through September 30, 1998.

         While we have products at various stages of development and have started to generate revenues, we cannot assure you as to if and when we may begin generating significant revenues from product sales and cease being a development stage company.

History and Expectation of Future Losses; Accumulated Deficit.

         Our research, development, and general and administrative expenses have resulted in significant losses and are expected to continue to result in significant losses for the foreseeable future. We have incurred the following losses since 1994:


Fiscal year ended:
         o  December 31, 1994..................... $7,431,000
         o  December 31, 1995..................... $5,607,000
         o  December 31, 1996..................... $7,700,000
         o  December 31, 1997..................... $7,147,000
Nine months ended:
         o  September 30, 1998.................... $4,572,000

         At September 30, 1998, we had net worth of $4,949,000, with an accumulated retained earnings deficit of $53,987,000. We had $5,695,000 in cash and cash equivalents at September 30, 1998. We expect to continue to have losses in the near future. Our future profitability is dependent, in part, on our ability to:

              o successfully  market our existing products and complete products under  development,
              o obtain  required   regulatory  approvals  and   manufacture  and
                market successfully such products directly or through partners, and
              o acquire products which can be successfully marketed.

No Assurance of Continued Nasdaq Listing.

         Our Class A Common Stock is currently quoted on The Nasdaq National Market. On February 23, 1998, Nasdaq adopted new requirements which issuers are required to meet in order to maintain their listings. On September 24, 1998, Nasdaq issued a letter indicating that our Class A Common would be delisted as of December 28, 1998 unless we complied with the minimum bid requirement of $1 for a period of ten consecutive trading days. This requirement applies to a listing on both Nasdaq's National Market and SmallCap Market. We provided data to Nasdaq which shows that our Class A Common Stock met the $1 minimum bid requirement on each of the twelve consecutive trading days from November 11, 1998 to November 27, 1998. Nevertheless, the Staff of Nasdaq has advised us that it still intends to delist our Class A Common Stock. We have appealed the delisting decision by requesting a hearing before an Appeals Panel. The delisting has been stayed until after the hearing has been held. To date, no hearing date has been set.

         Our stockholders have authorized our Board of Directors to implement a reverse split of our Class A and Class B Common Stock within a range of one new share to be issued for each four to eight presently outstanding shares. We may be required to implement a reverse split in order to maintain a Nasdaq listing of our Class A Common Stock.

         We are also required to maintain net tangible assets of at least $4,000,000 for Nasdaq National Market, but may only need $2,000,000 to be traded on the Nasdaq SmallCap Market. Net tangible assets is total assets (excluding goodwill) minus total liabilities. At September 30, 1998, our net tangible assets were approximately $4,463,000.

         We cannot assure you that our Class A Common Stock will continue to be quoted on Nasdaq. If we fail to maintain a Nasdaq listing, our securities will likely be traded on the OTC Bulletin Board. As a result, the market value of our Class A Common Stock could decline and stockholders may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Class A Common Stock.

Unproven Products.

         Although we have had recent sales of our TpP(TM) and FiF(TM) kits and products acquired as part of the acquisition of Stellar, our existing products and our products under development are subject to the risks inherent in the development of biotechnology products. In order to finalize these and other future products for sale, we must complete further research, development and testing and obtain regulatory clearance. In addition, we must calculate the costs of large scale manufacturing before any products can deemed to be commercially viable. We are unable to predict with any degree of certainty when, or if, we will complete the research, development and testing of products under development and other future products, or if completed, whether we will obtain required regulatory approvals. In addition, we cannot assure you that once our products are developed, tested and approved, that we will be able to produce our products in commercial quantities at reasonable costs, that our products will be acceptable to the medical community, or that our marketing and sales efforts will be successful.

Risks in Developing Our Proposed Products

         Our operations are subject to numerous risks associated with the development of pharmaceutical products, including the competitive and regulatory environment in which we operate. In addition, we may encounter unanticipated problems, including development, manufacturing, distribution and marketing difficulties, some of which may be beyond our financial and technical abilities to resolve. Accordingly, we cannot assure you that our products will prove to be commercially viable, or that we will successfully market any products or achieve significant revenues or profitable operations.

Need For Additional Financing.

         The research, development, commercialization, manufacturing and marketing of our products will likely require financial resources significantly in excess of those presently available to us. We intend to seek additional financing which may result in (1) borrowings that could affect our results of operations and create an obligation to repay the loans and (2) the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. Such additional issuances of capital would result in a reduction of your percentage interest in the Company. Future issuances could cause dilution of the interests of the then existing stockholders of the Company.

         We  also  intend  to  continue   to  seek   collaborative,   licensing,
co-marketing or other arrangements with large pharmaceutical companies or other third parties to:

          o    provide additional funding and clinical expertise,

          o    perform clinical trials necessary to obtain regulatory approvals,

          o    provide manufacturing expertise, and

          o    market our products.

         These arrangements may result in our sharing the benefits (i.e., royalty payments) of our products with such third parties, as well as sharing with, or relying upon, the management of others for the development, testing and/or marketing of products.

         We cannot assure you that we will be able to arrange financing, collaborative arrangements or other third party arrangements on acceptable terms necessary to fully develop and commercialize any of our products.

Possible Effects of Acquisition Strategy

         Part of our growth strategy involves the acquisition of companies and product lines which our management may believe could provide synergisms with our products and operations or otherwise facilitate our growth. In April 1998, we acquired all of the issued and outstanding shares of common stock of Stellar Bio Systems, Inc., a manufacturer and distributor of diagnostic products and research reagents. In exchange for the shares of Stellar, we paid $120,000 in cash and issued 398,406 shares of our Class A Common Stock ($700,000 at then market value). We also agreed to a contingent future payment of up to $650,000 in shares of our Class A Common Stock. The number of shares we may have to issue depends on the level of Stellar's future revenues and the market price of our Class A Common Stock at approximately the date of issuance. To date, the acquisition of Stellar has been our only acquisition.

         Any future acquisition may require us to borrow or result in the sale or issuance of debt or equity securities to private sources or in public markets. The issuance of any debt could result in the incurrence of significant interest expense and an obligation to repay such debt. The issuance of equity could result in substantial dilution in the equity interest of existing stockholders. Although we are currently engaged in various stages of discussions with regard to potential acquisitions, we are not presently a party to any commitment with respect to any acquisition.

         We cannot assure you that (1) we will be successful in identifying or consummating acquisitions on favorable terms, if at all, or in integrating the operations of Stellar or future acquisitions, or (2) that any businesses we acquire will achieve sales and profitability that justify our investment.

Integration of Acquisitions.

         The success of any acquisition will depend in large measure on our ability to effectively integrate the operations, management and information systems of the businesses we acquire. The process of integrating acquired businesses often involves unforeseen difficulties and may require us to devote a significant amount of our financial and other resources to such projects. Acquisitions may also involve a number of additional risks, such as adverse short-term effects on earnings, diversion of management's attention, unanticipated problems or legal liabilities, and amortization expense for the amount of the purchase price paid for acquired assets in excess of their fair value. Some or all of such factors could have a material adverse effect on our business, financial condition and results of operations.

         In addition, to the extent that agreements relating to our acquisitions provide for reimbursement to us with respect to contingent and other liabilities of the acquired business, the reimbursement obligations may be, and in the case of the acquisition of Stellar are, only available for a limited period of time and are subject to negotiated limitations. Our business, financial condition and results of operations could be materially and adversely effected if any future claims or liabilities which we may have relating to acquisitions are not subject to any reimbursement obligations, or if the amount of claims or liabilities exceeds the limitations or the ability of the sellers of the acquired entities to satisfy their reimbursement obligations.

Certain Effects of Government Regulation.

         The investigation, manufacture, exportation, marketing and sale of diagnostic and therapeutic products and vaccines in or from the United States is subject to regulation by the Food and Drug Administration, as well as by comparable foreign and state agencies. Noncompliance with applicable requirements can result in, among other things, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of
production,   failure  of  the  government  to  grant  pre-market  clearance  or pre-market approval for devices, withdrawal of marketing or manufacturing approvals, and criminal prosecutions.

         Some in vitro diagnostic products are eligible for an accelerated application process in accordance with Section 510(k) of the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act as a product "substantially equivalent" to another product in commercial distribution in the United States before May 28, 1976. In October 1996, we received a Section 510(k) Pre-Market Clearance to market our TpP(TM) test as an aid in the risk assessment of thrombosis and the monitoring of anticoagulant therapy. We plan to submit additional pre-market notifications to obtain clearance to market the TpP(TM) test for additional specific uses. In June 1997, we received Section 510(k) Pre-Market Clearance to market our FiF(TM) diagnostic test for the quantitative determination of fibrinogen in human blood.

         Obtaining FDA approval and complying with FDA regulation with respect to in vivo products (such as certain proposed uses of our MH1 product) is far more expensive and time consuming than the costs associated with the review of products for in vitro use. Therefore, we intend to seek joint ventures or licensing arrangements with respect to our in vivo products in order to share the costs associated with the regulatory review and/or approval process. We cannot provide any assurance that we will be able to enter into any such arrangements or that the terms of such agreement will be favorable to us.

         Although we have obtained Pre-Market Clearance for some of our existing products, we cannot assure you that any of our future products will be approved by the FDA or other applicable foreign regulatory agency. Any FDA, foreign or state regulatory approvals or clearances, once obtained, can be withdrawn or modified. Our inability to obtain and maintain, any necessary United States or foreign clearances or manufacturing and marketing approvals for our products could have a material adverse effect on our business, financial condition and results of operations.

Dependence on Acceptance by Medical Community.

         The commercial success of our products is substantially dependent on acceptance and use of our products by the medical community. Widespread acceptance of our products as useful additional tools to diagnosis and treatment will require educating the medical community about the product's benefits, reliability and effectiveness. In addition, acceptance of our products may be adversely affected by competing products which may be as or more effective than our products for a specific use. Accordingly, we cannot assure you that any of our products will be accepted by the medical community, or, if accepted, as to the length of time it would take to gain such acceptance.

Marketing Arrangements or Other Sales Arrangements.

         It is our strategy to seek arrangements with large pharmaceutical companies to market our products. In the event we are unable to enter into such arrangements in the future or if our arrangements are not successful, we may seek to market our products through independent distributors. Independent distributors may require us to develop a marketing program to support sales. In that event, we may incur additional expenses for the development of promotional literature and aides, the hiring of sales representatives and the completion of studies in order to promote the interests of distributors in our products. We cannot assure you that we will be able to develop such marketing arrangements on satisfactory terms or that, if necessary, we would have the working capital to establish the sales support generally required by independent distributors.

Manufacturing Facilities.

         Although we are presently producing a limited quantity of monoclonal antibodies for testing and evaluation of our in vitro products, we cannot provide any assurance that we will able to either finance or meet FDA regulations for good manufacturing practices required in order to convert and operate our current facility for the commercial production of these products.

         We do not intend to establish our own manufacturing operations for our in vivo products unless and until, in the opinion of our management, the size and scope of our business and our financial resources so warrant. Currently, we have agreements with manufacturers for the production of each of our antibodies (MH1 and 45J) and our TpP(TM) and FiF(TM) diagnostic kits.

         We intend to seek additional third parties to manufacture our in vivo monoclonal antibody and other in vivo products, or to enter into a joint venture or license agreement with a partner who will be responsible for future manufacturing. Each joint venture partner or contract manufacturer participating in the manufacturing process of our products must comply with FDA regulations and file documentation with the FDA to support that part of the manufacturing process in which it is involved.

         We cannot assure you that we will be able to manufacture sufficient quantities of our in vivo monoclonal antibody necessary to obtain full FDA clearance or approval, that the FDA will accept our manufacturing arrangements, or that we will maintain existing commercial manufacturing arrangements or obtain new agreements on acceptable terms.

Patents and Protection of Proprietary Information.

         Our business depends, in part, upon our proprietary technology. We rely on a combination of trade secret laws, patents, trademarks and confidentiality and other contractual agreements to establish, maintain and protect our proprietary rights. However, all afford only limited protection.

         We hold fifteen U.S. patents for various products and have additional patent applications pending with the United States Patent and Trademark Office. We have also obtained or applied for corresponding patents for certain of the U.S. patents and patent applications in a limited number of foreign countries.

         With respect to certain aspects of our technology, we rely upon trade secrets, unpatented proprietary know-how and continuing technological innovation to protect access to our proprietary information. We have confidentiality and invention assignment agreements with our employees, and generally enter into non-disclosure agreements with our scientific consultants and collaborators. All members of our Scientific Advisory Committee are employed by or have consulting agreements with third parties, whose business may conflict or compete with our business, and any inventions discovered by such individuals will not become our property.

         We cannot assure you that our pending patent applications will issue as patents, that any issued patent will provide us with significant competitive advantages or that challenges will not be instituted against the validity or enforceability of any of our patents. Because foreign patents may afford less protection under foreign law than is available under U.S. patent law, we cannot assure that any such patents issued to us will adequately protect our proprietary information. In addition, other companies may independently develop similar or more advanced products, design patentable alternatives to our products or duplicate our trade secrets, and our employees and collaborators could breach their confidentiality agreements. Also, we may be required, in some cases, to obtain licenses from third-parties or to redesign our products or processes to avoid infringement. Any litigation by us to seek to protect our intellectual property or against us, would be costly and could divert the efforts and attention of our management and technical personnel, which could have a material adverse effect on our business, financial condition and results of operations.

         Many of our therapeutic compounds are the subject of patent applications which we license from various academic institutions. Such licenses require us to pay royalties on the sales of products. We cannot assure you that these licensed products will be commercially viable or that the licenses will not be terminated.

Competition; Rapid Technological Changes.

         The biotechnology industry is characterized by rapid technological advances, evolving industry standards and technological obsolescence. Several of our competitors, including large pharmaceutical, chemical, biotechnology and agricultural concerns, universities and other research institutions, have financial resources and research and development staffs and facilities substantially greater than ours. Our competitors may develop products which may render our products obsolete or which have advantages over our products, such as greater accuracy and precision or greater acceptance by the medical community. Competing products may also get through the regulatory approval process sooner than our products, thereby enabling our competitors to market their products earlier than we can. Usually, the first person to market a product has a significant marketplace advantage. In addition, other products now in use, presently undergoing the regulatory approval process, or under development by others, may perform similar functions as our existing products or those under development.

         Any technical advisory issued by our competitors or our inability to meet and surpass our competitors' technological advances, could have a material adverse effect on our business, financial condition and results of operations.

Retention and Attraction of Key Personnel.

         Our success depends to a significant extent upon the efforts of (1) Alfred J. Roach, the Chairman of our Board of Directors and one of our major stockholders, (2) Mr. John S. North, our President and Chief Executive Officer, and (3) Dr. Emer Leahy, our Senior Vice President-Business Development. Mr. Roach is not subject to any employment agreement. Our employment agreement with Mr. North expires on November 15, 2001 and our employment agreement with Dr. Leahy expires on November 30, 2001. We do not maintain life insurance on the lives of Mr. Roach, Mr. North or Dr. Leahy. The loss of the services of Mr. Roach, Mr. North or Dr. Leahy, as well as certain other personnel, could adversely affect our business and prospects. Because of the nature of our business, our success is dependent upon our ability to attract and retain technologically qualified personnel, particularly research scientists. There is substantial competition for qualified personnel, including competition from companies with substantially greater resources than ours. We cannot assure you that we will be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable us to conduct our business and effectively compete in our industry.

Scientific Advisors to the Company.

         We have a Scientific Advisory Committee which consists of scientific advisors who serve as consultants with respect to the fields of microbiology, immunology and molecular biology and in cardiovascular disease, hepatic disease and drug development. These scientists are employed by or work for others, and they are expected to devote only a small portion of their time to our projects. In addition, these individuals have employment, consulting or other advisory arrangements with other entities. As a result, their obligations to these other entities may conflict or compete with their obligations to us. Regulations, corporate policies or agreements to which these individuals are or may become subject with such other entities may limit the ability of the scientific advisors to continue their relationship with us.

Product Liability; Requirement for Insurance Coverage.

         The testing, marketing and sale of pharmaceutical products carries with it a risk of product liability claims by consumers and others. Instances of negative reactions by the human immune system to mouse derived antibodies, such as those generated from our MH1 antigen-free mouse colony, have been reported. In addition, product and other liability claims may be asserted by physicians, laboratories, hospitals or patients relying upon the results of our diagnostic tests. Claims may also be asserted against us by end users of our products, including persons who may be treated with any in vivo diagnostic or therapeutic products.

         Certain distributors of pharmaceutical products require minimum product liability insurance coverage as a condition to their purchase of or acceptance of products for distribution. Our failure to satisfy these insurance requirements could diminish our ability to achieve broad distribution of our products which, in turn, would have a material adverse effect upon our business, financial condition and results of operations.

         We have product liability insurance which covers our TpP(TM) and FiF(TM) products, but do not maintain product liability insurance coverage for our other products. Although we plan to obtain product liability insurance prior to the marketing of any of our proposed products, we cannot assure you that we will be able to secure such insurance or, that if we can obtain insurance, that insurance can be acquired at a reasonable cost or that our existing or future insurance policies will be sufficient to cover all possible liabilities. In the event of any claim or suit against us, lack or insufficiency of insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

No Dividends.

         The holders of Class A and Class B Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available for dividend payments. To date, we have not paid any cash dividends. The payment of dividends, if any, in the future is within the discretion of our Board of Directors and will depend upon our earnings, capital requirements and financial condition, and other relevant factors. Our Board of Directors does not intend to declare any dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business operations.

Control By Alfred J. Roach.

         As of December 15, 1998, Alfred J. Roach, the Chairman of our Board of Directors, owned and had the power to vote all 3,000,000 outstanding shares of our Class B Common Stock and 4,035,250 shares of our Class A Common Stock, of which 4,000,000 shares are covered by this Prospectus. Each share of Class B Common Stock is entitled to ten votes, while each share of Class A Common Stock is entitled to one vote. Accordingly, at such date, Mr. Roach was entitled to cast approximately 51.9% of all votes at meetings or by consent without a meeting. As a result, Mr. Roach will be able to exercise significant control over the Company through his ability to determine the outcome of votes of stockholders regarding, among other things, nomination and election of directors and approval of significant transactions. In addition, Mr. Roach holds options to purchase an additional 1,160,000 shares of our Class A Common Stock which he may exercise at any time.
                                     - 11 -

Dilution; Potential Issuances of Shares.

         As of December 15, 1998, we had issued and outstanding:

              o    35,559,556 shares of Class A Common Stock, and

              o    3,000,000 shares of Class B Common Stock.

         At that date, there were an additional 9,237,445 shares of Class A Common Stock reserved for possible future issuances as follows:

              o   3,000,000  shares  for   issuance  upon   conversion   of  the
                  outstanding Class B Common Stock;

              o 2,790,500 shares for issuance upon the exercise of outstanding options under our 1986 Stock Option Plan. These options are exercisable at prices ranging from $1.50 to $10.00 per share;

              o 2,000,000 shares for issuance upon the exercise of presently outstanding options or options which may be granted in the future under our 1996 Stock Option Plan. Options to purchase 1,487,750 shares were outstanding at December 15, 1998. These options are exercisable at prices ranging from $0.25 to $5.25 per share;

              o 487,500 shares for issuance upon the exercise of presently outstanding options or options which may be granted in the future under our 1993 Non-Employee Director Stock Option Plan. Options to purchase 120,000 shares are were outstanding at December 15, 1998. These options are exercisable at prices ranging from $1.00 to $6.75 per share and

              o 959,445 shares for issuance upon exercise of other outstanding warrants and options held by unaffiliated third parties. These warrants and options are exercisable at prices ranging from $0.75 to $4.25 per share.

         The issuance of reserved shares would dilute the equity interest of existing stockholders and could have a significant adverse effect on the market price of our Class A Common Stock. See "--Shares Eligible for Future Sale."

Shares Eligible For Future Sale.

         Future sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could adversely affect the market price of our Class A Common Stock.

         As of December 15, 1998, we had outstanding 38,559,556 shares, consisting of 35,559,556 shares of Class A Common Stock and 3,000,000 shares of Class B Common Stock. Shares of Class B Common Stock are convertible into Class A Common Stock on a share for share basis. Of our outstanding shares, approximately 20,705,368 shares of Class A Common Stock are presently freely transferable without restriction under the Securities Act.

         Of the remaining 14,854,188 outstanding shares (including the 3,000,000 shares of Class A Common Stock issuable upon conversion of Class B Common Stock):

         o     10,800,000 are "restricted securities" issued in October 1998;

         o     600,438  shares  are  "restricted  securities"   issued   between
               February 1997 and December 1998; and

         o 3,453,750 shares are held by persons who may be deemed to be our "affiliates". Of these shares, 1,534,500 are "restricted securities" issued between November 1997 and October 1998. The remaining 1,919,250 of such shares are "restricted securities" that were acquired more than two years ago or are not "restricted securities" because they were acquired in the market or pursuant to a registration statement under the Securities Act.

         In general, an "affiliate" is a person with the power to manage and direct our policies. The SEC has stated that, generally, executive officers and directors of an entity are deemed affiliates of the entity.

         "Restricted securities" may be (1) sold pursuant to a Prospectus under an effective registration statement under the Securities Act, (2) in compliance with the exemption provisions of Rule 144 or (3) pursuant to another exemption under the Securities Act. Rule 144 permits sales of "restricted securities" by any person (whether or not an affiliate) after one year, at which time sales can be made subject to the Rule's volume and other limitations and after two years by non-affiliates without adhering to Rule 144's volume or other limitations. Shares of our Class A Common Stock owned by our "affiliates" which are not "restricted securities" may be sold at any time by complying with Rule 144's volume and other limitations.

         We have registered the following under the Securities Act for resale at any time or from time to time:

         o The 10,800,000 "restricted" shares of Class A Common Stock that are covered by this Prospectus;

         o 398,406 "restricted" shares of Class A Common Stock issued in April 1998 in consideration for our acquisition of Stellar Bio Systems, Inc.;

         o    5,000 "restricted" shares of  Class  A Common Stock issued in June
              1996;

         o 25,000 shares of Class A Common Stock subject to an option held by a former consultant; and

         o 100,000 shares of Class A Common Stock subject to options held by another former consultant.

         All of these registered shares will also be freely transferable without restriction under the Securities Act subject to applicable Prospectus delivery requirements. In addition, all shares issuable upon the exercise of options under our stock option plans have been registered under the Securities Act for issuance and, unless held by our "affiliates", will be freely tradable upon issuance. If acquired by our "affiliates," shares issued upon the exercise of those options will not be "restricted securities" and, therefore, could be sold at any time by complying with Rule 144's volume and other limitations. See " - - Dilution; Potential Issuances of Shares."

Possible Volatility of Our Stock Price

         The stock market and the price of our Class A Common Stock may be subject to volatile fluctuations based on general economic and market conditions, as well as our meeting expectations of our performance, including the development and commercialization of our products and proposed products. The price of our Class A Common Stock can also be affected by the number of shares in the market at the time, as well as a perception of such number, including the shares covered by this Prospectus. In addition, stock market volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. If similar litigation were instituted against us, it could result in substantial costs and a diversion of our management's attention and resources, which could have an adverse effect on our business.

Year 2000 Issues

         Historically, certain computerized systems have used two digits rather than four to define the applicable year. Computer equipment and software and devices with imbedded technology that are time-sensitive may recognize a date using "00" as the year 1900 rather than the year 2000, resulting in system failure or miscalculations. This problem is generally referred to as the "Year 2000 issue."
                                     - 13 -

         We are in the process of assessing the impact of the Year 2000 issue on our information systems. We have identified potential deficiencies and are addressing them through updates and remediation. In accordance with accounting rules, costs associated with modifying existing computer software for Year 2000 issues will be expensed as incurred. We are also in the process of assessing the measures being taken by our customers and suppliers to address the Year 2000 issues. We are not dependent on any one customer or supplier and our management believes that alternate sources of supply for product components are widely available. We do not expect the cost of implementing the upgrades and remediations to be material.



                                 USE OF PROCEEDS

         The Selling Stockholders are selling all of the Shares covered by this Prospectus for their own account. Accordingly, we will not receive any proceeds from the resale of the Shares.

         We received $2,700,000 in proceeds from our sale of the Shares to the Selling Stockholders. We used the proceeds, together with $1,152,000 of our funds, to repurchase:

         o the remaining 5% Convertible Debentures with an outstanding principal amount of $3,248,000 plus interest and a 16% premium of the principal amount; and

        o outstanding Warrants to purchase 261,228 of our Class A Common Stock at an exercise price of $1.9141 per share.

         We had issued these Debentures and Warrants in a private placement in May 1998.

         We will bear the expenses relating to this registration, other than discounts and commissions, which will be paid by the Selling Stockholders.

                              SELLING STOCKHOLDERS

         We issued the shares of Class A Common Stock covered by this Prospectus to the Selling Stockholders on October 27, 1998 in a private placement transaction. Under the terms of the private placement, we issued 10,800,000 shares of Class A Common Stock to the Selling Stockholders at a price of $0.25 per share. At the time of the issuances, the price per share of our Class A Common Stock was $0.19. We agreed to register the Shares issued in the private placement under the Securities Act at our expense, other than selling discounts and commissions.

         The following table lists certain information regarding the Selling Stockholders' ownership of Shares of our Class A Common Stock as of December 15, 1998, and as adjusted to reflect the sale of the Shares. Information concerning the Selling Stockholders may change from time to time. See "Plan of Distribution."

                                                                                                          Shares of Class A
                                                      Shares of Class A                                      Common Stock
                                                         Common Stock              Shares to be              Beneficially
                                                      Beneficially Owned              Offered                Owned After
           Name of Selling Stockholder                Prior to Offering              Hereunder                 Offering
           ---------------------------               -------------------             ---------                ---------

Alfred J. Roach..................................     8,195,250 (1)                4,000,000                 4,195,250  (1)
Larry Kupferberg.................................       522,200 (2)                  400,000                   122,200  (2)
Donehew Fund Limited Partnership.................       290,000                      240,000                    50,000
David Biggs......................................        40,000                       40,000                         0
Robert Donehew...................................        90,000                       80,000                    10,000
R. Dave Garwood..................................        50,000                       40,000                    10,000
The Rachel Beth Heller 1997 Trust Lawrence

  Kupferberg, TTEEU/A dtd 7/9/97.................       400,000                      400,000                         0
The Evan Todd Heller 1997 Trust Lawrence

   Kupferberg, TTEE U/A dtd 6/17/97..............       400,000                      400,000                         0
Delaware Charter Guarantee &Trust

   Company F/B/O Ronald I. Heller - IRA..........       642,075 (3)                  600,000                    42,075  (3)
Delaware Charter Guarantee & Trust

   Company F/B/O David S. Nagelberg - IRA........     1,242,075 (4)                1,200,000                    42,075  (4)
Tyler Runnels                                           292,700                      280,000                    12,700
Kevin Charos & Anthony Charos JTTEN..............       200,000                      200,000                         0
Delaware Charter Guarantee & Trust

   Company F/B/O Martin H. Meyerson -

   IRA...........................................       100,000                      100,000                         0


                                                                                                          Shares of Class A
                                                      Shares of Class A                                      Common Stock
                                                         Common Stock              Shares to be              Beneficially
                                                      Beneficially Owned              Offered                Owned After
           Name of Selling Stockholder                Prior to Offering              Hereunder                 Offering
           ---------------------------               -------------------             ---------                ---------

Kenneth Koock....................................       120,000                      120,000                         0
Jacqueline Knapp.................................       790,000                      790,000                         0
Janice Halle-Nesses..............................       790,000                      790,000                         0
John Davies......................................       160,000                      160,000                         0
Invest, Inc......................................       160,000                      160,000                         0
Peter Janssen....................................       800,000                      800,000                         0
                                                        -------                      -------                    ------
         Total                                       15,284,300                   10,800,000                 4,484,300


------------

(1) Includes 3,000,000 shares of Class A Common Stock issuable upon conversion of currently outstanding Class B Common Stock and 1,160,000 shares of Class A Common Stock issuable upon exercise of presently exercisable options.

(2) Does not include 400,000 shares of Class A Common Stock beneficially owned by the Evan Todd Heller 1997 Trust and 400,000 shares of Class A Common Stock beneficially owned by the Rachel Beth Heller 1997 Trust, which are listed separately below. Mr. Kupferberg is the trustee of those trusts.

(3) Includes 42,075 shares of Class A Common Stock issuable upon exercise of presently exercisable warrants beneficially owned by Mr. Heller. Those warrants are exercisable at $.075 per share.

(4) Includes 42,075 shares of Class A Common Stock issuable upon exercise of presently exercisable warrants beneficially owned by Mr. Nagelberg. Those warrants are exercisable at $.075 per share.

         Each of Messrs. Heller, Nagelberg, Koock and Meyerson are employees of M.H. Meyerson, a financial advisor of ours since August 1998.

                              PLAN OF DISTRIBUTION

         The Selling Stockholders and their pledgees, donees, transferees and other successors in interest, may offer their Shares at various times in or more of the following transactions:

o         in the over-the-counter market; or

o         in privately negotiated transactions

at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         The Selling Stockholders may also sell the Shares under Rule 144 instead of under this Prospectus, if Rule 144 is available for such sales.

         The transactions in the Shares may be effected by one or more of the following methods:

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         o purchases by a broker or dealer as principal, and the resale by such broker or dealer for its account pursuant to this Prospectus, including resale to another broker or dealer;

         o block trades in which the broker or dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal in order to facilitate the transaction; or

         o negotiated transactions between Selling Stockholders and purchasers without a broker or dealer.

         The Selling Stockholders and any broker-dealers or other persons acting on the behalf of parties that participate in the distribution of the Shares may be deemed to be underwriters. As such, any commissions or profits they receive on the resale of the Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         As of the date of this Prospectus, we are not aware of any agreement, arrangement or understanding between any broker or dealer and any of the Selling Stockholders with respect to the offer or sale of the Shares pursuant to this Prospectus.

         We have advised the Selling Stockholders that during the time each is engaged in distributing Shares covered by this Prospectus, each must comply with the requirements of the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. Under such rules and regulations, they:

         o may not engage in any stabilization activity in connection with our securities;

         o must furnish each broker which offers Class A Common Stock covered by this Prospectus with the number of copies of this Prospectus which are required by each broker; and

         o may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

         In the Purchase and Investment Agreements we executed in connection with the October 1998 private placement we agreed to indemnify and hold harmless each Selling Stockholder against certain liabilities, including liabilities under the Securities Act, which may be based upon, among other things, any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact, unless made or omitted in reliance upon written information provided to us by that Selling Stockholder. We have agreed to bear the expenses incident to the registration of the Shares, other than selling discounts and commissions.

                                  LEGAL MATTERS

         The validity of the shares of Class A Common Stock being offered will be passed upon for the Company by Parker Chapin Flattau & Klimpl, LLP.

                                     EXPERTS

         The audited consolidated financial statements, including the related notes thereto, incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. Such financial statements and report are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.
                                     - 18 -

========================================      ==================================

   We have not  authorized  any  dealer,               10,800,000 Shares
salesperson  or any other person to give
any information or to represent anything
not  contained in this  Prospectus.  You
must  not   rely  on  any   unauthorized      American Biogenetic Sciences, Inc.
information.  This  Prospectus  does not
offer to sell or buy any  shares  in any
jurisdiction  where it is unlawful.  The
information   in  this   Prospectus   is             Class A Common Stock
current as of _____________, 1999.



          ---------------------                      --------------------

            TABLE OF CONTENTS                             PROSPECTUS
          ---------------------                      ---------------------

                                    Page
                                    ----
Where You Can Find More
    Information About Us...............2
Prospectus Summary.....................3
Risk Factors...........................5
Use of Proceeds.......................14
Selling Stockholders .................15
Plan of Distribution .................17
Legal Matters.........................18
Experts ..............................18                ________ __, 1999


========================================      ==================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

      Set forth below is an estimate of the fees and expenses payable in connection with the proposed offering of the Shares which will be paid by the Company.


      SEC Registration Fee..............................$  2,580.17
      Accounting Fees and Expenses......................$  3,500.00
      Legal Fees and Expenses...........................$  7,500.00
      Miscellaneous.....................................$  1,419.83
                                                         ----------

            TOTAL........................................$15,000.00

Item 15.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines such person is fairly and reasonably entitled to indemnity for such expenses.

         Article VII of the registrant's By-laws provides for indemnification of directors, officers, employees and agents of the Company to the fullest extent permitted under Delaware law. In addition, Article TENTH of the registrant's Restated Certificate of Incorporation provides, in general, that no director of the registrant shall be personally liable to the registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (which provides that under certain circumstances, directors may be jointly and severally liable for willful or negligent violations of the DGCL provisions regarding the payment of dividends or stock repurchases or redemptions), as the same exists or hereafter may be amended, or
(iv) for any transaction from which the director derived an improper personal benefit.

         Pursuant to the Purchase and Investment Agreements between the Company and each Selling Stockholder, the Company has agreed to indemnify and hold harmless the Selling Stockholder, its officers, directors and partners and each person controlling such Selling Stockholder (within the meaning of the Securities Act) and each underwriter, if any, and each person who so controls any underwriter against all, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement (including any prospectus or other document incident to any such registration or related qualification or compliance with state securities laws) or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of the Securities Act or any state securities law, relating to any action or inaction required by the Company in connection with any such registration, qualification or compliance, and to reimburse each such indemnified person for any legal and other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damages, liabilities or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liabilities or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission) made in reliance upon and in conformity with written information furnished to the Company by any indemnified person stated to be specifically for use in the Registration Statement (as to which the Selling Stockholders have agreed to indemnify the Company, its officers and directors and each person who controls the Company or such Underwriter).

         The Company has purchased a Directors and Officers Liability and Reimbursement policy that covers certain liabilities of directors and officers of the Company arising out of claims based upon acts or omissions in their capacities as directors and officers.

Item 16.  Exhibits


Exhibit
Number
-------

3.1 Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on July 30, 1996 (filed as Exhibit 4.01 to the Company's Registration Statement on Form S-8, File No. 333-09473).*


3.2            Amended and  Restated  By-Laws of the  Company  (filed as Exhibit
               4.02 to the Company's Registration Statement on Form S-8, File No. 333-09473).*


5 Opinion of Parker Chapin Flattau & Klimpl, LLP to the legality of the Class A Common Stock being offered.


23.1           Consent of Arthur Andersen LLP.


23.2           Consent of Parker  Chapin  Flattau & Klimpl,  LLP  (contained  in
               Exhibit 5).


24             Power  of  Attorney   (contained   on  Signature   Page  of  this
               Registration Statement)


99 Form of Purchase and Investment Agreement executed by the Company and each of the Selling Stockholders on October 27, 1998.


-----------------------

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

Item 17.  Undertakings

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To  reflect  in the  prospectus  any  facts or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's By-Laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Copiague, State of New York, on the 23rd day of December, 1998.


                                              AMERICAN BIOGENETIC SCIENCES, INC.


                                              By: /s/ Alfred J. Roach
                                                      --------------------------
                                                      Alfred J. Roach,
                                                      Chairman of the Board

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes  and appoints each of Alfred J. Roach,  Josef C. Schoell and Timothy
J. Roach and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 23rd day of December, 1998.

      Signature                              Title
      ---------                              -----


/s/ Alfred J. Roach
-------------------------------------
    Alfred J. Roach                        Chairman of the Board, Director

/s/ John S. North
-------------------------------------      President, Chief Executive Officer,
    John S. North                          Director

/s/ Josef C. Schoell
-------------------------------------      Vice President-Finance (Principal
Josef C. Schoell                           Financial and Accounting Officer)

/s/ Gustav Victor Rudolph Born
-------------------------------------
Gustav Victor Rudolph Born                 Director

/s/ Ellena M. Byrne
-------------------------------------
Ellena M. Byrne                            Director

/s/ Joseph C. Hogan
-------------------------------------
Joseph C. Hogan                            Director

/s/ Timothy J. Roach
-------------------------------------
Timothy J. Roach                           Director

/s/ William G. Sharwell
-------------------------------------
William G. Sharwell                        Director

                                  EXHIBIT INDEX

Exhibit
Number
-------

3.1 Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on July 30, 1996 (filed as Exhibit 4.01 to the Company's Registration Statement on Form S-8, File No. 333-09473).*


3.2            Amended and  Restated  By-Laws of the  Company  (filed as Exhibit
               4.02 to the Company's Registration Statement on Form S-8, File No. 333-09473).*


5 Opinion of Parker Chapin Flattau & Klimpl, LLP to the legality of the Class A Common Stock being offered.


23.1           Consent of Arthur Andersen LLP.


23.2           Consent of Parker  Chapin  Flattau & Klimpl,  LLP  (contained  in
               Exhibit 5).


24             Power  of  Attorney   (contained   on  Signature   Page  of  this
               Registration Statement)


99 Form of Purchase and Investment Agreement executed by the Company and each of the Selling Stockholders on October 27, 1998.


-----------------------

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.